Exhibit 16.1

Members of: WSCPA AICPA 802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 mail@fruci.com www.fruci.com

March 27, 2026

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

RE:  Greenland Energy Company

We have read Item 4.01 of Greenland Energy Company’s Form 8-K dated March 27, 2026, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours truly,

Fruci & Associates II, PLLC